EXHIBIT 99.1

Litchfield Hills Research Initiates Analyst Coverage of USA Equities Corp. (USAQ)

West Palm Beach, FL – November 13, 2020 –USA Equities Corp. (OTCQB: USAQ), and its wholly owned subsidiary Medical Practice Income, a company focused on value-based healthcare solutions and physician-directed digital medicine, is proud to announce today, equity research firm, Litchfield Hills Research LLC, released its first analyst coverage report on USAQ, rating the Company a “Buy” under its three-tiered (buy-hold-sell) rating system, with a target price of $5.00 per share.

As of the end of its last trading day, USAQ’s shares closed at $.62 per share.

“We are pleased Litchfield Hills Research initiated research and analyst coverage of USAQ. Litchfield has shown a keen interest in our digital and virtual medicine technologies and will continue to cover our company in the future,” said Troy Grogan, CEO of USA Equities Corp.

Litchfield Hills Research adheres to FINRA standards for quality and objectivity. The Litchfield Hills Research Department certifies its report is compliant with FINRA research rules 2241, 3110. Litchfield’s price target, financial models, peer comparisons, and investment thesis are developed without input from management of the company, and they perform their own USAQ due diligence.

The research report is MiFID II compliant and is classified as minor non-monetary benefit under MiFID II. It is accessible on Bloomberg, FactSet, NASDAQ, NYSE Connect, S&P Cap IQ, Thomson Reuters (Refinitiv) and 12 other platforms around the globe. It will be posted to the research firm’s website http://www.hillsresearch.com/current-research/

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019 USA Equities Corp entered into and consummated a share exchange with the former stockholders of Medical Practice Income, Inc. (MPI), a Florida corporation. As a result of the Share Exchange, MPI became our wholly-owned-subsidiary. We are focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s intellectual properties, products and information service portfolio is directed towards prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our principle objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population and is located in West Palm Beach, Florida. For more information, visit www.MedicalPracticeIncome.com/discover.

Forward-Looking Statements

This press release contains forward-looking statements which are identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on USA Equities Corp current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Various important factors could cause actual results or events to differ materially from the forward-looking statements that USA Equities Corp makes, including, but not limited to, the risk that software development and studies may be delayed and may not have satisfactory outcomes, the risk that costs required to continue our Software as a Service (SaaS) or to expand our operations will be higher than anticipated and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed by USA Equities Corp with the SEC on February 21, 2020. Except where required by law, USA Equities Corp. has no intention to update or revise forward looking statements, or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this presentation. None of USA Equities Corp Directors, Consultants, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.

Investor Relations Contact:

Keith Pinder
Landon Capital
(404) 995-6671
kpinder@landoncapital.net